Shutterfly, Inc. 8-K

Exhibit 99.1

Shutterfly
Conference Call to Discuss Its CEO Transition
December 1, 2015 at 4:45 p.m. Eastern

CORPORATE PARTICIPANTS Christiane Pelz – VP Investor Relations and Risk Management Jeff Housenbold – Chief Executive Officer

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PRESENTATION

Operator

Good afternoon and welcome to the Shutterfly Inc. Conference Call to Discuss Its CEO Transition. All participants will be in listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star key followed by zero. After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press star then one on your touchtone phone. To withdraw your question, please press star then two. Please note this event is being recorded.

I would, now, like to turn the conference call over to Christiane Pelz, VP Investor Relations and Risk Management. Please go ahead.

Christiane Pelz

Thank you, Amy. Good afternoon, everyone. Welcome to Shutterfly’s CEO transition conference call. With us today are Jeff Housenbold, Chief Executive Officer of Shutterfly, and Mike Pope, Chief Financial Officer.

By now you should have received a copy of our earnings press release, which crossed the wire just after the market closed. If you need a copy of the press release, please go to shutterflyinc.com under the Investor Relations link to find an electronic copy. The audio of this conference call is being recorded for playback purposes, and a replay will be made available within a few hours.

Before we begin, I would like to note that our discussion today may include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements include statements about our business outlook and strategy and the assumptions underlying those statements and statements about historical results that may suggest trends for our business.

For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the risk factor section of our most recent Form 10-K and Form 10-Q and our other filings with the SEC.

I would also like to note that any forward-looking statements made on this call reflect information and analyses as of today, and we assume no obligation to update this information. This information may contain certain financial performance measures that are different from financial measures calculated in accordance with GAAP and may be different from calculations or measurements made by other companies. A quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is available on the Investor Relations section of our website.

Now I would like to turn the call over to Shutterfly’s CEO, Jeff Housenbold.

Jeff Housenbold

Thanks, Christiane, and thanks, everyone, for joining on such short notice. We put out three important pieces of news today, and I’ll touch upon each one, individually, after I talk about them. The first was that I’m stepping down as CEO in February; the second is we reiterated our guidance, and the third is that we had a very strong Black Friday through Cyber Monday period with record revenues and orders.

And so, let me touch upon each one of those in order.

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I joined Shutterfly 11 years ago when it was a very small, private company with 6% market share, 103 employees, and $54 million in revenue and I set out a BHAG for the team to achieve a billion dollar company that was a market leader, and 11 years later, I’m so proud to announce that we’ve achieved that. We’re going to deliver more than $1 billion in revenue this year, and we’re now the fifth largest stand-alone e-commerce company in America having gone from $54 million to $1.040 billion to $1.060 billion, 100 employees to 2000, from 6% in the market to close to 60%, and we’ve been able to beat out industry by driving innovation, quality, customer centricity, vertical integration, and a focus on both the top and the bottom line. So, it’s been an amazing 11 years.

I’m going to take time off, recharge my batteries, spend time with friends and family, and then think about what my next career adventure is. But there’s never a good time to leave a company, but I feel so good about where Shutterfly is. Our stock is trading near a 52-week high, we’re executing on Q4, we’re going to deliver record revenue, adjusted EBITDA, free cash flow and free cash flow per share this year, margins are going to expand next year, and in the early part of 2016, Shutterfly 3.0 will start to roll out forming the basis for the next leg of growth for the company.

I’m also leaving a team that is second to none in the industry across both my executive staff, my senior leadership staff, and the entire cadre of 2000 amazing employees who have delivered such phenomenal returns for our shareholders, driving 17X increase in enterprise value over the last 11 years and delighting our customers. So, I’m going to be here for a smooth transition through February, and my focus for the next few months will be on delivering Q4, our 2015 earnings call, the 2016 strategic and operating plan, assisting the board in the CEO search, and teeing the team up for continued success.

So, in summary, I want to thank all of you both on the sell side and the buy side who have been so supportive of the company over the past decade plus, and also supportive of me. I look forward to working with you in the future.

We also, today, are reiterating our guidance of revenue of $1.040 billion to $1.060 billion, EBITDA margins of 18 to 18.5% as we disclosed on our October 27th earnings call.

And then, lastly, as I said, we’ve seen a tremendous receptivity to our new lineup of products and services of glitter cards, our ornament cards, our framed art, framed glassware, personalized bedding, Art Library across both the Shutterfly and the Tiny Prints brand, and so I couldn’t be more excited about continuing to deliver on our brand promise throughout the rest of the fourth quarter.

So with that, let me open the call up to your questions.

QUESTIONS AND ANSWERS

Operator

Thank you. To ask a question, you may press star then one on your touchtone phone. If you’re using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star then two. At this time, we will pause momentarily to assemble our roster.

The first question comes from Youssef Squali at Cantor Fitzgerald.

Youssef Squali

Thank you very much, and hi, guys. So, obviously, Jeff, best of luck in your future endeavor; quite surprised, but best of luck.

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I guess my two questions to you: The first one is why do it now? Why not to first identify a replacement, and then, basically, do it? What if no appropriate replacement is found between now and February? CEO searches, kind of, take a life of their own sometimes.

Can you also talk about the terms of separation? Is this a clean separation? Maybe you can just walk us through anything that Shutterfly’s on the hook for as far as you’re concerned.

And lastly, Mike, in reiterating the guidance, we’re not through the midpoint of the holiday shopping season yet, so maybe just help us understand, kind of, what gives you the confidence that the quarter, basically, is in the bag? Thanks.

Jeff Housenbold

Great. Youssef, why now versus do it next year? We had that discussion with the board and was really predicated on the values and behaviors that I’ve established at Shutterfly of open, honest transparent communication. And since I’ve made that decision, over the last week in consulting with my family and my wife, and I informed the board, there’s two key things. One, is I wanted to have an ample amount of time to do a smooth transition, employees to get their heads wrapped around it, for us to kick off the search, for me to be participating in that and to be able to communicate with investors. And so, it was one really of clarity of communication and a smooth transition.

The second is the way the rules work, is if you make that decision and you start a CEO search, it becomes under SEC rules, a disclosable event. And so, we would have to disclose that. So, it’s hard to look for a CEO, unless it’s an internal candidate being promoted, without triggering that disclosure.

As it relates to separation, the separation agreement was filed in concert with the 8-K today; you can read the details. It’s a very clean, simple separation agreement. The board wanted to retain my services and my focus through Q4 and the early part of 2016. I agreed to stay on and do that, and it’s a very clean separation.

As it relates, I’ll answer the guidance question since Mike is relatively new and doesn’t have Q4 under his belt. The guidance is sufficiently large enough on the revenue and the EBITDA side that with the data that we have through December 1st and onwards, we’re comfortable reiterating that guidance at this point. We have 15 years of cohort curves and data to support that. Obviously, things could go better, things could go worse, but we feel the range is appropriate. And given the traction that we saw during the Black Friday through Cyber Monday period, it gives us very good confidence to reiterate that guidance today.

Youssef Squali

Okay, thanks a lot.

Operator

The next question is from Colin Sebastian at Robert Baird.

Colin Sebastian

Great, thanks. Jeff, I wish you well. Sorry to see you leave. But, I guess first off, just to clarify the last comment, are you prepared to stay until a new CEO is appointed or you’re definitely leaving by the end of February irrespective of where that stands?

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Jeff Housenbold

In the separation agreement I provided the board with some flexibility; it’s not open-ended, but it had some flexibility there. We’re a great company, and when I was interviewing for CFOs, for CMOs, for heads of HR, for CTO over the last few years, the talent and the amount of interest to come join the company, even surpassed my expectations, and I think we’re going to be able to attract a great roster of potential candidates to lead the company to the next leg of growth. We’ve hired Jim Citrin in Spencer Stuart, who has a deep experience in doing this. And we have a very strong leadership team, not only in my direct reports but the next levels down, so that if there is not a CEO in place at that time, I’m very confident between my experienced board and my experienced leadership team that the continuity and the strong focus on the customer, on innovation, and the fiscal discipline that we’ve demonstrated over the last decade plus, will remain in place.

Colin Sebastian

Okay, thanks. And then, you mentioned in the letter recharging batteries and pursuing other opportunities, I wonder if there were any lingering issues from the recent proxy issue that factored into your decision.

And then, also, in terms of where things stand on Shutterfly 3.0, I mean, there are clearly higher expectations for margin expansion next year, particularly in the second half. But as you hand the reins off to a new chief executive, I wonder if we can realistically expect the step function higher in EBITDA margin, or will this look somewhat more linear in nature, I guess, with a more moderate pace of expansion, if you’re prepared to talk about that. Thanks.

Jeff Housenbold

Sure. As it relates to my decision to step down, it was completely unrelated to the proxy. I think you’ve known me long enough. I have two gears; I’m either in fifth or I’m in park, and I’ve been running in fifth for 11 years. And my personal BHAG was to create a standalone public company that did over $1 billion of revenue, and we’re going to accomplish that. And so, I feel like I’ve met this big audacious goal that I set out there. The company is in a really good position where we continue to lead our industry and outpace the competition.

We’ve made some important investments over the last few years in which we’re going to leverage into March and expansion over the next few years. So, it was completely unrelated and a personal decision. And, I remember being at eBay, and I learned so much from Meg Whitman, but one thing she said was CEOs should replant themselves every ten years. Well, I stayed a little longer than that, and I’m looking forward to, again, recharging my batteries and figuring out what the next adventure in my career arc is.

As it relates to 3.0, as I said on the earnings call in October, 3.0 is a culmination of a number of key projects across the company that will be phased in over a period of the next 18 months. We’ll get benefits along that way with some of the major customer facing benefits of the integration of ThisLife into Shutterfly in the early part of ’16. ThisLife will go away, and it just becomes the all new Shutterfly, so we don’t have to drive downloads adoption to build a separate brand.

We’re going to be able to take the power of both our ThisLife acquisition and the assets that we acquired and the great team in Israel through the Photoccino acquisition. We’re going to be able to imbed those deeper into the core Shutterfly experience, helping customers be able to do more with their ever-growing array of photos and videos. So, we’re very excited about what the potential of 3.0 has to offer both in the customer experience and in cost leverage as we get to a unified platform over the course of the next 18 months.

As it relates to margin expansion, I also tried to temper expectations in step function changes in margin ’16 over ’15, and that we will continue to expand both EBITDA margins and free cash flow per share faster than revenue over ’16, ’17, and ’18 relative to ’15, and that they’re going to expand, but some sell-side analysts had real step function changes. And I think we’ve done a good job in working with them individually to understand a more gradual pace, and it’s always a balance of investing in the short-term, mid-term, and long-term to make sure that you have continuous growth along with margin expansions. And we’re going to continue to take a balanced and disciplined approach.

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Colin Sebastian

Okay, thanks a lot, Jeff.

Operator

Our next question is from Brian Fitzgerald at Jefferies.

Brian Fitzgerald

Thanks, Jeff. Congratulations on a great 11 years and a job well done and best of luck going forward, for sure.

Jeff Housenbold

Thanks.

Brian Fitzgerald

Maybe a couple quick follow-ups. With respect to Shutterfly 3.0, it sounds like you don’t see this impacting the timing or the plan or the cadence of the plan at all. I just want to confirm that.

And then, with respect to the Q4, are you seeing any pricing dynamics to call out, so far, through the quarter, and as you look at this year’s cohort curves, are the timings of orders being pushed back or pulled forward? Any dynamic there, in the quarter, would be great. Thanks.

Jeff Housenbold

Sure. As it relates to 3.0 timing and cadence, my transition should have zero impact in that. As I said, this is a core focus of the entire company. We have a phenomenal team and great leaders, and we’re going to continue to track to that launch. And I’m going to be here through February to ensure that we’re on track. So, I don’t see any changes or impact.

As it relates to Q4, as you know, we don’t really give inter-quarter updates outside of what we said today on great Black Friday through Cyber Monday sales and orders. I will add a little more commentary to that our real season typically starts the week of Thanksgiving. Until people have bought, prepared, and eaten the turkey, they haven’t really thought about sending holiday cards or gifts in any meaningful way. And so, they started doing that once the turkey was devoured and they started shifting their mind to that.

And as the entire retail industry brings forth, kind of, Black Friday and Cyber Monday into, kind of, a much bigger event, you guys are seeing this across lots of different e-commerce companies and indicators from Adobe and ChannelAdvisor and others, that people are buying more online, and I think we’re benefitting along with other online players from that secular shift, and believe we’ll continue to do so.

And then, as it relates to Shutterfly specifically, over the last few years, we have been increasing our prices, a list table, and offering more cross sells and up sells, so everything from rounded and edged corners to envelope liners this year and match back thank you cards and address labels and personalized stamps and glitter and foil, all things that have a higher ASP that we’re pulling people up. And so, the promotional environment remains relatively stable as it has over the last few years. And because we’re vertically integrated and have a better cost structure than our competitors, we tend to have the highest prices in the industry and the lowest costs, and that’s the reason why we’re the most profitable. So, I think we’re going to continue to leverage that comparative advantage throughout Q4 and into 2016.

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Brian Fitzgerald

Great. Thanks, Jeff.

Jeff Housenbold

My pleasure.

Operator

The next question is from Kerry Rice at Needham.

Kerry Rice

Thanks a lot. Jeff, as you maybe reflect over the last 11 years and maybe looking forward, do you feel, and this is excluding Shutterfly 3.0, but do you feel like that you’ve accomplished everything you’ve wanted to accomplish? And if not, maybe what’s still out there that you would like to see happen around Shutterfly and its progression in the future?

And then, if you have any comments, I think there has been some chatter about some little glitches here or there on the site. Is there anything particular that caused the site to come down or any particular product that’s been difficult to check out on? I know that in Q4 in previous years, there’s been some system problems.

Jeff Housenbold

Yes, happy to talk about that. I always have very high expectations and ambitions for myself and the team, and so I’m never satisfied what we’ve achieved, but so proud of what we have. And, I think, the best days of Shutterfly is still ahead of ourselves, and if you think about roughly 15% of our market is online today, there’s still so much to continue to take from offline static, lower-quality onto this dynamic personalized higher-quality platform called online, and as the market be there [ph], I believe we’ll get more than our fair share of that secular shift.

As people have a camera in their pocket all the time, we are communicating and telling our stories through a visual medium in the form of photos and videos on a daily basis. As we continue to use both frontend web technologies and backend print-on-demand technologies to allow our customers to take that ever growing array of personalized photos and memories, turn them into one-of-a-kind keepsakes and personalized gifts, again, I think that trend is in our favor. And so, I think there’s still a lot of great things ahead for Shutterfly as we get more customers across more occasions, across more geographies. And so, I’m excited and I’m a large shareholder, so I’m going to continue to watch what the team does, and I’m sure I’ll be amazed.

As it relates to glitches on the site, we did have some glitches on Sunday night. Basically, a load balancer overheated causing a database to crash, and we did a hard reboot. So, we had about a 40 minute outage or slowness to outage; not uncommon. You saw Target, Walmart, Amazon, Neiman Marcus, PayPal, experience similar things over the spikiness of Black Friday and Cyber Monday. The team worked around the clock, threw more capacity in there, and then the site performed extremely well yesterday on Cyber Monday, which was a bigger load than on Black Friday. So, yes, a little glitch, but I think we handled it really well, and I was proud of the team.

Kerry Rice

Thanks a lot.

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Operator

The next question is from Kevin Kopelman at Cowen and Company.

Andrew Merrick

Hi, this is Andrew Merrick on for Kevin. Your comments for margins for 2016, just want to get a little color on how the margin expansion might hit the different expense lines. Thank you.

Jeff Housenbold

Yes, we’re not prepared to, kind of, numerate upon that at this time. We’ll do that on the call in late January or early February. But, the areas where you’ve seen us been getting leverage is as 3.0 rolls out, we’ll get leverage in the text stack, [ph] that’ll be backend loaded. Frontend loaded will be the benefits from the investments in manufacturing that we’ve made giving us scale and scope economies. So, you’ll see that. And, we’ll go into more detail early next year and give you a little more specifics. Right now we’re really focused on delivering on Q4 and finalizing that 2016 plan.

Operator

The next question is from Chris Merwin at Barclays.

Chris Merwin

Alright, great. Thank you, and first of all, Jeff, I just wanted to wish you all the best and sorry to see you go, and I just had one question really that was a follow-up on a prior one. It’s really just whether or not the change in the composition of the board had any impact in causing you to leave. Was there any point of contention with certain members of the board or the broader board just in terms of the vision you had for the company and the vision that, maybe, others had for the company? And if so, could you, maybe, shed some light on what that is? Thanks a lot.

Jeff Housenbold

Yes, again, this decision was completely independent of any issues related to the proxy or any board dynamic. This was, really, one of a personal nature. The average CEO in Silicon Valley lasts 26 months; however, I’ve been 134 months upon my exit, and it was really completely independent. As we said during the whole proxy, we welcome different points of view, because there is no one right strategy, there is no one right capital allocation approach, there’s no one right compensation approach. If you get lots of people sharing constructive ideas, the hope and the culture that we built at Shutterfly is you come out with better ideas.

And so, the board is fully functioning in place. We’re partnering to find my successor. They’re continuing to support and cheer us on as we execute in Q4, and we’ll present our 2016 operating plan for approval in January to them. So, I think Shutterfly, from an employee, a customer, a shareholder, and a board perspective is in a great place, and that our best days are still ahead of us.

Chris Merwin

Alright, thank you.

Operator

As a reminder, if you would like to ask a question, you may press star, then one on your touchtone phone.

Our next question is from Victor Anthony at Axiom Capital.

Victor Anthony

Thanks, and, Jeff, good luck, best wishes in your future endeavors.

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Jeff Housenbold

Thank you. [Indiscernible].

Victor Anthony

Two questions; you’ve talked about your multiple successes over the years and there have been. But, maybe you can just talk about your regrets or the things that you wished you could have done differently, that’s one.

And second, can you just confirm that the board will be going outside of the company to find a new successor. Thanks.

Jeff Housenbold

Yes. So, look, I don’t have many big regrets. We’ve done so many things so well against the greatest of odds. No one would have expected us to enter an industry dominated by Walmart, Walgreens, CVS, Costco, Kodak, American Greetings, Hallmark, Apple, Yahoo, Microsoft, AOL, Sony, Hewlett-Packard, to name just a few, plus over a thousand venture-backed companies and for a little company named Shutterfly, where I was the fourth CEO in four years to be emerged as the market leader. So, there’s so little to regret.

Because of my nature, I always want to do things bigger, faster, better, and so instead of $1 billion, did I have my eyes on $1.5 billion or $2 billion after a decade? The first day I walked in the door, sure, because I had big ambitions. But to create the fifth largest standalone e-commerce company in America against that competitive set is just phenomenal, and it was a true team sport. And there’s been a lot of our current employees and employees that have spent time here, have gone on to do other things that I just have so much gratitude to for being part of that journey. So, no real regrets.

And your second question about outside or inside, we’ve hired Spencer Stuart. We’ve worked with Jim before. The board and I have done CEO searches and transitions before. We’re going to do a robust review outside and inside the company, and I’m fully confident that we’re going to find a great leader and that she or he will take Shutterfly to the next stage of growth. And so I’m excited to undertake that process, because I think we’re going to get a chance to meet some really extraordinary people who want to come to a great company with a great brand and a wonderful business model.

Victor Anthony

Thank you.

Operator

Next question is from Paul Bieber at Bank of America/Merrill Lynch.

Paul Bieber

Hi, thanks for taking my question, and, Jeff, all the best with your future endeavors. I apologize as I’m jumping on the call late, so I might have missed the introductory remarks, but why resign now? Why is now the right time? The company’s had a lot of ups and downs over the years, and just wanted to get your thoughts on why the timing is right now.

Jeff Housenbold

Yes, so, Paul, thanks. And Youssef asked that right out of the gate, and, basically, I wanted to provide a long enough transition period for the company so that we can make sure that it’s a smooth transition. I can help the board in any way that they want in finding my successor and that long enough communication to make sure it’s out there. Investors can digest it, employees, partners, customers, etc. And our values of transparency and open, honest communication are so fundamental to who we are as a company, I wanted to honor those and give the company as much time as possible. And so, that’s why now versus later.

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And then for me personally, it’s been a fantastic 11 years. I’ve been running 70 hours a week for 11 years. I’ve got us to this amazing plateau that we’re going to build upon and never a great time to step out, but I think the company is teed up with a lot of positives. Q4 is going well, 3.0 is around the corner, our stock is near a 52-week high. We reiterated guidance today, and I feel really excited about the future. So, it’s a good time to hand the reins over to someone else who can spend the next decade in taking us from $1 billion to multiple billions.

Paul Bieber

And one quick follow-up, will you be able to provide guidance on the call in January even if there isn’t a permanent CEO in place?

Jeff Housenbold

Yes. I don’t anticipate a reason not to. We will deliver the full year, 2015, actual results. We’ll provide guidance because we’ll have an approved 2016 operating budget from the board in January, and we will give you guys visibility as we traditionally do. So, I don’t see any change in the cadence or the nature of the guidance.

Paul Bieber

Okay. Thanks for taking my questions and good luck.

Jeff Housenbold

Thanks, I appreciate it, Paul.

CONCLUSION

Jeff Housenbold

Great. Seeing no other questions in the queue. Again, I just want to reiterate I appreciate all of your support of both Shutterfly and me personally over the last 11 years. It’s bittersweet that I’m stepping out of something that has consumed so much of my energy and focus and love over the last 11 years. I’m going to be here for another couple of months. My hands are firmly on the wheel in guiding us through Q4 and focused on delivering 2016 operating budget, a smooth transition for the team. So, you’ve got a succession plan in helping the board find a new CEO, and I look forward to seeing you guys on the road and talking during our earnings call.

I’ll leave this with you, if you haven’t, yet, got your holiday card order in, there’s no time like the present. So, have a great Christmas if I don’t talk to you and thank you for your attention on short notice today.

Operator

The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect.

Shutterfly December 1, 2015 at 4:45 p.m. Eastern